As filed with the Securities and Exchange Commission on October 22, 2015.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CURRENT CLASSES OF SECURITIES PUSUANT TO SECTION 12(b) or (g) OF THE Securities Exchange Act of 1934

UMH Properties, Inc. (Exact name of registrant as specified in its charter)

Maryland	22-1890929
(Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, NJ	07728
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

8.0% Series B Cumulative Redeemable Preferred Stock,	New York Stock
Liquidation Preference $25 per share	Exchange, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box    [x]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.    [ ]

Securities Act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(g) of the Act:
None

Item 1.	Description of Registrant’s Securities to be Registered.

This registration statement relates to the registration under Section 12(b) of the Securities Exchange Act of 1934 of the 8.0% Series B Cumulative Redeemable Preferred Stock, Liquidation Preference $25.00 per Share (the “Series B Preferred Stock”), of UMH Properties, Inc., a Maryland corporation  (the “Registrant”).  A description of the Series B Preferred Stock is set forth under the captions “Summary—The Offering,” and “Description of Series B Preferred Stock” in the Registrant’s Prospectus Supplement dated October 15, 2015 (the “Prospectus Supplement”) and under the caption “Description of Preferred Stock” in the Registrant’s Prospectus dated February 15, 2013 (the “Base Prospectus”), which were filed with the Securities and Exchange Commission on October 16, 2015 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended.  The Prospectus Supplement and the Base Prospectus relate to the Registrant’s shelf registration statement on Form S-3 (File No. 333-186084), which became effective on February 15, 2013.  The description of the Series B Preferred Stock set forth in the Prospectus Supplement and the Base Prospectus shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

Exhibit
Number	Description

(3)	Articles of Incorporation and Bylaws:

3.1
Articles of Incorporation of UMH Properties, Inc., a Maryland corporation (incorporated by reference from the Company’s Definitive Proxy Statement as filed with the Securities and Exchange Commission on July 10, 2003, Registration No. 001-12690).

3.2	Amendment to Articles of Incorporation (incorporated by reference to the Form 8-K as filed by the Registrant with the Securities and Exchange Commission on April 3, 2006, Registration No. 001-12690).
3.3	Amendment to Articles of Incorporation (incorporated by reference to the Form 8-K as filed by the Registrant with the Securities and Exchange Commission on May 26, 2011, Registration No. 001-12690).

3.4	Articles Supplementary (incorporated by reference to the Form 8-K as filed by the Registrant with the Securities and Exchange Commission on May 26, 2011, Registration No. 001-12690).

3.5	Amendment to Articles of Incorporation (incorporated by reference to the Form 8-K as filed by the Registrant with the Securities and Exchange Commission on April 10, 2012, Registration No. 001-12690).

3.6	Articles Supplementary (incorporated by reference to the Form 8-K as filed by the Registrant with the Securities and Exchange Commission on April 10, 2012, Registration No. 001-12690).

3.7
Amendment to Articles of Incorporation (incorporated by reference to the Form 8-K as filed by the Registrant with the Securities and Exchange Commission on October 31, 2012, Registration No. 001-12690).

3.8	Articles Supplementary (incorporated by reference to the Form 8-K as filed by the Registrant with the Securities and Exchange Commission on October 31, 2012, Registration No. 001-12690).

3.9
Amendment to Articles of Incorporation (incorporated by reference to the Form 8-K as filed by the Registrant with the Securities and Exchange Commission on October 20, 2015, Registration No. 001-12690).

3.10
Bylaws of the Company, as amended and restated, dated March 31, 2014 (incorporated by reference to the Form 8-K as filed by the Registrant with the Securities and Exchange Commission on March 31, 2014, Registration No. 001-12690).

(4)	Instruments Defining the Rights of Security Holders, Including Indentures:

4.1
Articles Supplementary for the Registrant’s Series B Preferred Stock (incorporated by reference to the Form 8-K as filed by the Registrant with the Securities and Exchange Commission on October 20, 2015, Registration No. 001-12690).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)	UMH PROPERTIES, INC.
Date	October 22, 2015

By	/s/ Anna T.Chew
	Name:	Anna T. Chew
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

(3)	Articles of Incorporation and Bylaws:
3.1
Articles of Incorporation of UMH Properties, Inc., a Maryland corporation (incorporated by reference from the Company’s Definitive Proxy Statement as filed with the Securities and Exchange Commission on July 10, 2003, Registration No. 001-12690).

3.2	Amendment to Articles of Incorporation (incorporated by reference to the Form 8-K as filed by the Registrant with the Securities and Exchange Commission on April 3, 2006, Registration No. 001-12690).

3.3	Amendment to Articles of Incorporation (incorporated by reference to the Form 8-K as filed by the Registrant with the Securities and Exchange Commission on May 26, 2011, Registration No. 001-12690).

3.4	Articles Supplementary (incorporated by reference to the Form 8-K as filed by the Registrant with the Securities and Exchange Commission on May 26, 2011, Registration No. 001-12690).

3.5	Amendment to Articles of Incorporation (incorporated by reference to the Form 8-K as filed by the Registrant with the Securities and Exchange Commission on April 10, 2012, Registration No. 001-12690).

3.6	Articles Supplementary (incorporated by reference to the Form 8-K as filed by the Registrant with the Securities and Exchange Commission on April 10, 2012, Registration No. 001-12690).

3.7
Amendment to Articles of Incorporation (incorporated by reference to the Form 8-K as filed by the Registrant with the Securities and Exchange Commission on October 31, 2012, Registration No. 001-12690).

3.8	Articles Supplementary (incorporated by reference to the Form 8-K as filed by the Registrant with the Securities and Exchange Commission on October 31, 2012, Registration No. 001-12690).

3.9
Amendment to Articles of Incorporation (incorporated by reference to the Form 8-K as filed by the Registrant with the Securities and Exchange Commission on October 20, 2015, Registration No. 001-12690).

3.10
Bylaws of the Company, as amended and restated, dated March 31, 2014 (incorporated by reference to the Form 8-K as filed by the Registrant with the Securities and Exchange Commission on March 31, 2014, Registration No. 001-12690).

(4)	Instruments Defining the Rights of Security Holders, Including Indentures:

4.1
Articles Supplementary for the Registrant’s Series B Preferred Stock (incorporated by reference to the Form 8-K as filed by the Registrant with the Securities and Exchange Commission on October 20, 2015, Registration No. 001-12690).